UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         May 7, 2007 (November 28, 2006)
                Date of Report (Date of earliest event reported)


                           HIGHRIVER ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                     000-50942               Not applicable
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                     Identification Number)


175 West Jackson Street, Chicago Illinois                           60604
 (Address of principal executive offices)                         (Zip Code)


                                  (312) 939-8039
               Registrant's telephone number, including area code


                P.O. Box 42198. Philadelphia, Pennsylvania 19101
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

a.

     On April 3, 2006, the Company reported a change in control of Registrant including the proposed purchase by Brian Kawamura, who was to become the Company's CEO effective April 14, 2006, of 11,500,000 shares of the Company's issued and outstanding shares. Effective April 14, 2006, Mr. Kawamura became the sole officer and director of the Company. On November 28, 2006, the 11,500,000 shares issued to Mr. Kawamura were cancelled. Subsequently on December 6, 2006, 6,134,279 restricted shares were issued to Mr. Kawamura. Such shares constitute 52.60% of the issued and outstanding shares of the Company

b.

     ENGAGEMENT OF LAKE & ASSOCIATES, CPA

     As a result of the change in control of the Company, the Company's Board of Directors authorized the engagement of Lake & Associates, CPA ("Lake") as the Company's independent auditor. The Company did not consult with Lake at any time prior to the April, 2006 change in control or subsequent thereto, including the Company's two most recent fiscal years ended and the subsequent interim periods through the date of the Report, regarding any of the matters or events set forth in item 304(a)(2)(i) and (ii) of Regulation S-B.

                                 SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HIGHRIVER ACQUISITION CORP.



Date: May 7, 2007                        By: /s/ Brian Kawamura
                                             ---------------------------------
                                             President

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